Exhibit 99.1

Full Year and Fourth Quarter 2019 Earnings Results

Owl Rock Capital Corp. Reports Full Year Results and Fourth
Quarter Net Investment Income Per Share of $0.37 and NAV Per Share of $15.24

NEW YORK— February 19, 2020 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $145.4 million, or $0.37 per share, and net income of $140.2 million, or $0.36 per share, for the fourth quarter ended December 31, 2019. Reported net asset value per share was $15.24 at December 31, 2019 as compared to $15.22 at September 30, 2019.

The Company’s Board of Directors has declared a first quarter 2020 dividend of $0.31 per share and had previously declared a special dividend of $0.08 per share, both for stockholders of record as of March 31, 2020, payable on or before May 15, 2020.

The Board of Directors has previously declared the following special dividends, for shareholders of record as of the last day of each respective quarter:

▪	Q1 2020: $0.08 per share
▪	Q2 2020: $0.08 per share
▪	Q3 2020: $0.08 per share
▪	Q4 2020: $0.08 per share

Under the Company’s previously authorized 10b5-1 plan, the Company agent will repurchase shares of common stock on the Company’s behalf when the market price per share is below the most recently reported net asset value per share. This corresponds to a market price of $15.23 based on December 31, 2019 NAV per share of $15.24. The Company 10b5-1 Plan commenced August 19, 2019 and will terminate upon the earliest to occur of (i) February 19, 2021 or (ii) such time as the approved $150 million repurchase amount has been fully utilized, subject to certain conditions. As of December 31, 2019, no purchases have been made under the Company 10b5-1 Plan.

Net Investment Income
Q4 2019 ($mm)	$145.4
Q4 2019 (per share)	$0.37

Net Income
Q4 2019 ($mm)	$140.2
Q4 2019 (per share)	$0.36

Net Asset Value
Q4 2019 ($mm)	$5,977
Q4 2019 (per share)	$15.24

Dividend (per share)
Q4 2019 Fixed	$0.31
Q4 2019 Special	$0.04
Q4 2019 Total Dividends	$0.35

Q1 2020 Fixed	$0.31
Q1 2020 Special	$0.08
Q1 2020 Total Dividends	$0.39

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 1

Portfolio and Investing Activity

Full Year

For the full year ended December 31, 2019, new investment commitments totaled $4,434.7 million. This compares to $5,196.1 million for year ended December 31, 2018.

For the full year ended December 31, 2019, the principal amount of new investments funded was $3,682.2 million across 38 new portfolio companies and 22 existing portfolio companies. For this period, the Company had $964.5 million aggregate principal amount in exits and repayments.

For the full year ended December 31, 2018, the principal amount of new investments funded was $4,248.6 million across 44 new portfolio companies and 14 existing portfolio companies. For this period, the Company had $881.1 million aggregate principal amount in exits and repayments.

Fourth Quarter

For the three months ended December 31, 2019, new investment commitments totaled $1,032.7 million. This compares to $1,546.3 million for the three months ended December 31, 2018.

For the three months ended December 31, 2019, the principal amount of new investments funded was $795.5 million across 7 new portfolio companies and 6 existing portfolio companies. For this period, the Company had $269.4 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2018, the principal amount of new investments funded was $1,151.9 million across 9 new portfolio companies and 6 existing portfolio companies. For this period, the Company had $88.7 million aggregate principal amount in exits and repayments.

As of December 31, 2019 and December 31, 2018, the Company had investments in 98 and 73 portfolio companies with an aggregate fair value of $8.8 billion and $5.8 billion, respectively. As of December 31, 2019, the average investment size in each portfolio company was $89.8 million based on fair value.

As of December 31, 2019, based on fair value, our portfolio consisted of 80.9% first lien senior secured debt investments, 18.0% second lien senior secured debt investments, 1.0% investment funds and vehicles, and 0.1% equity investments.

As of December 31, 2018, based on fair value, our portfolio consisted of 78.7% first lien senior secured debt investments, 19.2% second lien senior secured debt investments, 0.4% unsecured debt investments, 1.5% investment funds and vehicles, and 0.2% equity investments.

As of December 31, 2019 and December 31, 2018, approximately 98.9% and 97.9% of the portfolio was invested in secured debt, respectively. As of December 31, 2019, 100.0% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2019 and December 31, 2018, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 8.7% and 9.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 8.6% and 9.4%, respectively.

As of December 31, 2019, no investments were on non-accrual status.

New Investment Commitments
Q4 2019 ($mm)	$1,032.7

Net Fundings
Q4 2019 ($mm)	$795.5

Average Investment Size
$89.8 million (1.0% of the portfolio at fair value)

First Lien Debt Investments (% FV)
80.9%

Secured Investments (% FV)
98.9%

Borrower EBITDA
$79 million [1]

Weighted Average Portfolio Yield [2]
Fair Value	8.7%
Amortized Cost	8.6%

1.	Borrower EBITDA is derived from the most recently available portfolio company financial statements, has not been independently verified by Owl Rock, and may reflect a normalized or adjusted amount. Accordingly, Owl Rock makes no representation or warranty in respect of this information. This represents 96.9% of our total portfolio based on fair value and excludes certain investments that fall outside of our typical borrower profile.
2.	Weighted average total yield of the portfolio.

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 2

Results of Operations for the Full Year and Quarter Ended December 31, 2019

Full Year

Investment income increased to $718.0 million for the full year ended December 31, 2019 from $388.9 million for the full year ended December 31, 2018. The increase was primarily due to an increase in interest income as a result of an increase in our investment portfolio.

Total net expenses increased to $217.1 million for the full year ended December 31, 2019 from $142.2 million for the full year ended December 31, 2018, primarily due to higher interest expense.

Fourth Quarter

Investment income increased to $202.3 million for the three months ended December 31, 2019 from $126.8 million for the three months ended December 31, 2018. The increase was primarily due to an increase in interest income as a result of an increase in our investment portfolio.

Total net expenses increased to $56.7 million for the three months ended December 31, 2019 from $43.7 million for the three months ended December 31, 2018, which was almost entirely due to higher interest expense in connection with increasing leverage quarter over quarter.

Liquidity and Capital Resources

As of December 31, 2019, we had $317 million in cash and restricted cash, $3.1 billion in total principal value of debt outstanding, and $1.8 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 4.6% and 4.4% for the three months ended December 31, 2019 and December 31, 2018, respectively. Average debt to equity was 0.46x and 0.71x during the three months ended December 31, 2019 and December 31, 2018, respectively.

Total Investment Income
$202.3 million

Total Net Expenses
$56.7 million

Principal Debt Outstanding
$3.1 billion

Available Liquidity
$1.8 billion [1]

Debt to Equity Ratio
Q4 2019 Quarter-end	0.46x
Q4 2019 Average [2]	0.46x

1.	The amount available does not reflect limitations related to each credit facility’s borrowing base. Reflects the use of the July 2025 Notes proceeds to pay down a portion of the Secured Revolver.
2.	Daily average debt outstanding during the quarter divided by daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter.

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 3

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on February 20, 2020 at 9:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (866) 393-4306

International: (734) 385-2616

Conference ID: 9941586

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: (404) 537-3406

Conference ID: 9941586

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 4

Financial Highlights

Owl Rock Capital Corporation

Consolidated Financial Highlights

(Amounts in thousands, except per share amounts)

	For the three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
Investments at Fair Value	$8,799,225	$8,270,254	$5,784,069
Total Assets	$9,203,619	$8,568,677	$5,951,042
Net Asset Value Per Share	$15.24	$15.22	$15.10

Investment Income	$202,255	$188,154	$126,829
Net Investment Income	$145,373	$137,906	$82,896
Net Income	$140,192	$118,652	$34,926

Net Investment Income Per Share	$0.37	$0.36	$0.42
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.01)	$(0.05)	$(0.24)
Net Income Per Share	$0.36	$0.31	$0.18
Distributions Declared from Net Investment Income	$0.35	$0.33	$0.36

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	8.7%	9.0%	9.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	8.6%	8.9%	9.4%
Percentage of Debt Investment Commitments at Floating Rates	100.0%	100.0%	99.6%

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 5

Consolidated Statements of Assets and Liabilities

Owl Rock Capital Corporation

Consolidated Statements of Assets and Liabilities

(Amounts in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $8,738,520 and $5,720,295, respectively)	$8,709,700	$5,697,447
Controlled, affiliated investments (amortized cost of $90,336 and $91,138, respectively)	89,525	86,622
Total investments at fair value (amortized cost of $8,828,856 and $5,811,433, respectively)	8,799,225	5,784,069
Cash (restricted cash of $7,587 and $6,013, respectively)	317,159	127,603
Interest receivable	57,632	29,680
Receivable for investments sold	9,250	—
Receivable from a controlled affiliate	2,475	8,100
Prepaid expenses and other assets	17,878	1,590
Total Assets	$9,203,619	$5,951,042
Liabilities
Debt (net of unamortized debt issuance costs of $44,302 and $22,335, respectively)	$3,038,232	$2,567,717
Distribution payable	137,245	78,350
Management fee payable	16,256	14,049
Payables to affiliates	5,775	2,847
Payable for investments purchased	—	3,180
Accrued expenses and other liabilities	28,828	20,054
Total Liabilities	3,226,336	2,686,197
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 392,129,619 and 216,204,837 shares issued and outstanding, respectively	3,921	2,162
Additional paid-in-capital	5,955,610	3,271,162
Total distributable earnings (losses)	17,752	(8,479)
Total Net Assets	5,977,283	3,264,845
Total Liabilities and Net Assets	$9,203,619	$5,951,042
Net Asset Value Per Share	$15.24	$15.10

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 6

Consolidated Statements of Operations

Owl Rock Capital Corporation

Consolidated Statement of Operations

(Amounts in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2019	2018	2017
Investment Income
Investment income from non-controlled, non-affiliated
Interest income	$691,854	$366,858	$151,246
Other income	16,119	8,750	5,130
Total investment income from non-controlled, non-affiliated investments	707,973	375,608	156,376
Investment income from controlled, affiliated investments:
Dividend income	10,046	8,379	125
Other income	—	4,871	3,378
Total investment income from controlled, affiliated investments	10,046	13,250	3,503
Total Investment Income	718,019	388,858	159,879
Expenses
Interest expense	136,445	76,774	24,580
Management fee	89,947	52,148	31,062
Performance based incentive fees	45,114	—	—
Professional fees	10,029	7,823	5,430
Directors' fees	623	533	387
Other general and administrative	8,374	4,965	4,472
Total Operating Expenses	290,532	142,243	65,931
Management and incentive fees waived	(73,403)	—	—
Net Operating Expenses	217,129	142,243	65,931
Net Investment Income (Loss) Before Taxes	500,890	246,615	93,948
Excise tax expense (benefit)	1,984	1,093	158
Net Investment Income (Loss) After Taxes	$498,906	$245,522	$93,790
Net Realized and Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(7,235)	$(38,426)	$8,640
Controlled affiliated investments	3,705	(5,087)	571
Translation of assets and liabilities in foreign currencies	(222)	(133)	—
Total Net Change in Unrealized Gain (Loss)	(3,752)	(43,646)	9,211
Net realized gain (loss):
Non-controlled, non-affiliated investments	2,633	234	739
Foreign currency transactions	214	133	—
Total Net Realized Gain (Loss)	2,847	367	739
Total Net Realized and Unrealized Gain (Loss)	(905)	(43,279)	9,950
Net Increase (Decrease) in Net Assets Resulting from	$498,001	$202,243	$103,740
Earnings Per Share - Basic and Diluted	$1.53	$1.38	$1.55
Weighted Average Shares Outstanding - Basic and Diluted	324,630,279	146,422,371	67,082,905

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 7

Portfolio and Investment Activity

Owl Rock Capital Corporation

Portfolio and Investment Activity

(Amounts in thousands)

	For the Years Ended December 31,
	2019	2018	2017
New investment commitments
Gross originations	$4,625,939	$5,814,181	$2,277,528
Less: Sell downs	(191,277)	(618,040)	(396,375)
Total new investment commitments	$4,434,662	$5,196,141	$1,881,153
Principal amount of investments funded:
First-lien senior secured debt investments	$3,083,777	$3,388,527	$1,242,944
Second-lien senior secured debt investments	596,421	799,701	434,750
Unsecured debt investments	—	23,000	—
Equity investments	1,991	11,215	2,760
Investment funds and vehicles	—	26,110	65,028
Total principal amount of investments funded	$3,682,189	$4,248,553	$1,745,482
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(820,602)	$(536,715)	$(187,351)
Second-lien senior secured debt investments	(116,700)	(341,600)	(138,500)
Unsecured debt investments	(23,000)	—	—
Equity investments	(1,991)	(2,760)	—
Investment funds and vehicles	(2,250)	—	—
Total principal amount of investments sold or repaid	$(964,543)	$(881,075)	$(325,851)
Number of new investment commitments in new portfolio companies(1)	38	44	25
Average new investment commitment amount	$107,981	$105,689	$72,566
Weighted average term for new investment commitments (in years)	6.3	6.2	6.0
Percentage of new debt investment commitments at floating rates	100.0%	99.6%	98.1%
Percentage of new debt investment commitments at fixed rates	0.0%	0.4%	1.9%
Weighted average interest rate of new investment commitments(2)	8.0%	8.8%	8.3%
Weighted average spread over LIBOR of new floating rate investment commitments	6.1%	6.0%	6.5%

(1) Number of new investment commitments represents commitments to a particular portfolio company.

(2)  Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 1.9%, 2.3% and 1.7% as of December 31, 2019, 2018 and 2017, respectively

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 8

About Owl Rock Capital Corporation

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2019 ORCC had investments in 98 portfolio companies with an aggregate fair value of $8.8 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $16.4 billion of assets under management as of December 31, 2019.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward- looking statements or any other information contained herein, except as required by applicable law.

Investor Contacts

Investor Contact:

Dana Sclafani

(212) 651-4705

ORCCIR@owlrock.com

Media Contact:

Sard Verbinnen & Co

OwlRock-SVC@sardverb.com

www.OwlRockCapitalCorporation.com	NYSE: ORCC | 9